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                                 EXHIBIT 23(a)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the following registration statements of Harris Corporation and in each related Prospectus of our report dated July 26, 2000, with respect to the consolidated financial statements and schedule of Harris Corporation and subsidiaries included in this Annual Report on Form 10-K for the fiscal year ended June 30, 2000:

            Form S-8     No. 33-50169         Harris Corporation Retirement Plan
            Form S-8     Nos. 33-37969;       Harris Corporation Stock Incentive Plan
                         33-51171; and
                         333-7985
            Form S-3     No. 333-03111        Harris Corporation Debt Securities
            Form S-3     No. 333-66241        Harris Corporation Debt Securities

                                            ERNST & YOUNG LLP

Orlando, Florida
August 28, 2000